SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) –October 16, 2000

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Mellon Center
500 Grant Street
	Pittsburgh, Pennsylvania	15258
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

ITEM 5.	OTHER EVENTS
By press release dated October 16, 2000, Mellon Financial Corporation announced that it has signed a definitive agreement to purchase The Chase Manhattan Corporation's interest in ChaseMellon Shareholder Services. The transaction, terms of which were not disclosed, is expected to be completed during the fourth quarter of 2000, pending regulatory approvals. At closing, ChaseMellon Shareholder Services will be known as Mellon Investor Services.

By press release dated October 17, 2000, Mellon Financial Corporation announced third quarter 2000 results of operations.
ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS
Exhibit Number	Description

99.1	Press Release dated October 16, 2000, announcing the matter referenced in the first paragraph of Item 5 above. All information in the Press Release with respect to The Chase Manhattan Corporation was supplied by The Chase Manhattan Corporation, and Mellon Financial Corporation assumes no responsibility for it.

99.2	Mellon Financial Corporation's Press Release dated October 17, 2000, announcing results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: October 17, 2000	By: STEVEN G. ELLIOTT
Steven G. Elliott
Senior Vice Chairman and Chief
Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release dated October 16, 2000	Filed herewith
99.2	Press Release dated October 17, 2000	Filed herewith